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                                                                   EXHIBIT 10.24



                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of October 4, 2000, by and among KPMG Consulting, Inc., a Delaware corporation ("KCI"), KPMG Consulting, LLC, a Delaware limited liability company ("LLC," and together with KCI, "Consulting"), and KPMG LLP, a Delaware limited liability partnership ("LLP"). Certain capitalized terms used herein shall have the meanings set forth in Article IV.

                                   WITNESSETH:


                  WHEREAS, LLP and Consulting have previously made separate investments in Thrupoint, Inc. ("Thrupoint," f/k/a Total Network Solutions, Inc.) and Intraspect, Inc. ("Intraspect"); and

                  WHEREAS, Consulting currently owns 283,688 shares of Series D preferred stock of Thrupoint and 208,349 shares of Series E preferred stock of Intraspect; and

                  WHEREAS, Consulting desires to sell all of the shares of preferred stock it holds of both Thrupoint and Instraspect to LLP, and LLP desires to purchase such shares, for an aggregate consideration of $4,521,000, which reflects the fair market value of such shares.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

                  1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Consulting hereby agrees to sell, and LLP hereby agrees to purchase, (i) the 283,688 shares of Series D preferred stock of Thrupoint held by Consulting and (ii) the 208,349 shares of Series E preferred stock of Intraspect held by Consulting (the "Transferred Shares") for an aggregate purchase price equal to $4,521,000 in cash (the "Purchase Price").

                  1.2 The Closing. The Closing shall be deemed to be simultaneous with the execution of this Agreement by each of the respective parties hereto, and LLP shall promptly pay to Consulting the Purchase Price by wire transfer of immediately available funds to an account designated by Consulting.




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                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF LLP

                  LLP hereby represents and warrants to Consulting, as of the date of this Agreement, as follows:

                  2.1 Authorization, Validity and Enforceability. The execution and delivery and performance by LLP of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of LLP. This Agreement has been duly executed and delivered by LLP and (assuming the due authorization, execution and delivery by Consulting) constitutes the legal, valid and binding obligation of LLP, enforceable against LLP in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.2 Consents and Approvals. Except where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a material adverse effect on, or a material adverse change in, the ability of LLP to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated hereby, no Consent of any Governmental Entity or other Person is necessary to be obtained, made or given by LLP or any of its Subsidiaries in connection with the execution and delivery by LLP of this Agreement, the performance by LLP of its obligations hereunder, and the consummation of the transactions contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF Consulting

                  Consulting hereby represents and warrants to the LLP, as of the date of this Agreement, as follows:

                  3.1 Authorization, Validity and Enforceability. The execution and delivery and performance by Consulting of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Consulting. This Agreement has been duly executed and delivered by Consulting and (assuming the due authorization, execution and delivery by LLP) constitutes the legal, valid and binding obligation of Consulting, enforceable against Consulting in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.2 Consents and Approvals. Except where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a material adverse effect on, or a



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material adverse change in, the ability of Consulting to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated hereby, no Consent of any Governmental Entity or other Person is necessary to be obtained, made or given by Consulting or any of its Subsidiaries in connection with the execution and delivery by Consulting of this Agreement, the performance by Consulting of its obligations hereunder, and the consummation of the transactions contemplated hereby.

                  3.3 Ownership. The shares of preferred stock of Thrupoint and Intraspect that are the subject of this Agreement are owned by Consulting. Upon the consummation of the sale of the Transferred Shares to LLP, LLP will acquire good and marketable title to each of the Transferred Shares, free and clear of any Lien or Encumbrance, and will be entitled to all the rights and benefits of a holder of such securities.

                                   ARTICLE IV

                                   DEFINITIONS

                  4.1 Definitions. The following terms when used in this Agreement shall have the following respective meanings:

                  "Agreement" has the meaning set forth in the first paragraph of this Agreement.

                  "Consent" means any consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Entity or any other Person.

                  "Governmental Entity" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any industry or other non-governmental self-regulatory organizations.

                  "Lien or Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction, title defect or other encumbrance.

                  "LLP" has the meaning set forth in the first paragraph of this Agreement.

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

                  "Transferred Shares" has the meaning set forth in Section 1.1.



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                                   ARTICLE V

                                  MISCELLANEOUS

                  5.1 Notices. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand (against written receipt) or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section 6.1 as promptly as practicable thereafter). Notices are to be addressed as follows:

                      If to LLP to:

                           KPMG LLP
                           Three Chestnut Ridge Road
                           Montvale, New Jersey 07645
                           Attention: Joseph E. Heintz
                           Telecopy No.: (201) 307-7227

                      If to Consulting to:

                           KPMG Consulting
                           1676 International Drive
                           McLean, Virginia 22102
                           Attention: David W. Black, Esq.
                           Telecopy No.:    (703) 747-3847

or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

                  5.2 Entire Agreement; Waivers and Amendments. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, representations and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by all parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

                  5.3 Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of the other party hereto.



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                  5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  5.5 Captions. The Article and Section Headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

                  5.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.



                           [signature page to follow]




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